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                                                                      EXHIBIT 23

                         INDEPENDENT AUDITORS' CONSENT

The Sands Regent:

We consent to the incorporation by reference in Registration Statement Nos. 333-50986 and 333-58997 of The Sands Regent on Form S-8 of our reports dated August 9, 2002, appearing in and incorporated by reference in the Annual Report on Form 10-K of The Sands Regent for the year ended June 30, 2002.

Deloitte & Touche LLP
Reno, Nevada
September 26, 2002